EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 19, 2005, appearing in the Annual Report on Form 10-K of RedEnvelope, Inc. for the year ended April 3, 2005.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
November 15, 2005